Exhibit 10.5.1

AMENDMENT TO THE ESCROW AGREEMENT
(the “Amendment”)

     THIS AMENDMENT, is made and entered into as of April 2, 2009, by and among MabCure Inc. (the “Company”), Dr. Amnon Gonenne (the “Executive”), and, Clark Wilson LLP (the “Escrow Agent”). (Together the “Parties”, and each individually, a “Party”).

     WHEREAS, the Company, the Executive and the Escrow Agent entered into an Escrow Agreement dated July 7, 2008 (the “Agreement”); and

     WHEREAS, the Parties are interested in amending the Agreement to clarify the intent of the Parties and to correct a mistake in the description of the Subject Shares, while leaving the Agreement’s remaining terms and conditions in full force and effect.

     NOW THEREFORE, the Parties hereby agree to amend the Agreement as follows:

1. Except as specifically modified by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect and shall continue to govern the business relationship among the Parties. The effective date of this Amendment shall be the date of the Agreement. In the event of any inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

2. The capitalized terms used in this Amendment shall have the meanings ascribed to them in the Agreement, unless defined otherwise herein.

3. Section 1.1 of the Agreement, entitled “Definitions,” shall be amended as follows:

(a) Sub-section (k), defining the term ‘Executive Services,” shall be deleted from Section 1.1, and replaced with the following new sub-section (k):

“(k)	“Lapsing Repurchase Right” shall have the meaning ascribed thereto in the Purchase Agreement, as amended;”

(b) Sub-Section (m), defining the term “Vesting Shares,” shall be amended by replacing the term “Vesting Shares” with the term “Repurchase Shares”.

(c) A new sub-section (n) shall be added to Section 1.1 as follows:

“(n)	“Trigger Event” shall have the meaning ascribed thereto in the Purchase Agreement, as amended.”

4. The third line of Section 3.2 of the Agreement shall be amended to read as follows: “. . . the Certificates representing the Repurchase Shares that have been released from the Lapsing Repurchase Right pursuant to the provisions of Section 4.1 hereof . . . ”

5. Section 4 of the Agreement shall be deleted and replaced with the following amended Section 4:

4.	RELEASE OF THE REPURCHASE SHARES FROM THE LAPSING REPURCHASE RIGHT

4.1

The Executive agrees and acknowledges that 75% of the Subject Shares (i.e. 4,807,200 shares, as adjusted to include any Dividend Securities distributed in respect thereof; the "Repurchase Shares") shall be released from the Lapsing Repurchase Right and shall be no longer subject thereto over an 18 month period from the Closing in three 6-month intervals (each an "Interval"), such that 1/3 of the Repurchase Shares (i.e. 1,602,400 shares) shall be released from the Lapsing Repurchase Right at the end of each Interval, provided that at each respective Interval the Executive continues to be retained by the Company pursuant to Employment Agreement. All of the Repurchase Shares shall be released from the Lapsing Repurchase Right and no longer subject thereto upon the expiration of the Employment Term. Notwithstanding any other provision hereof, the Executive hereby acknowledges and agrees that, in the event of a Trigger Event, upon the Company’s exercise of the Lapsing Repurchase Right, the Escrow Agent is hereby authorized and directed to deliver the remaining Repurchase Shares that are subject to the Lapsing Repurchase Right to the Company.

4.2

Notwithstanding the foregoing, if, prior to the 18-month anniversary of the Closing: (a) the Company terminates the services of the Executive without "cause"; or (b) in the event of a "change of control" of the Company, then all the Repurchase Shares not yet released from the Lapsing Repurchase Right shall be released immediately from the Lapsing Repurchase Right and shall no longer be subject thereto. Furthermore, and notwithstanding the foregoing, if, prior to the 18-month anniversary of the Closing, the Executive is unable to substantially perform his duties according to the terms of the Employment Agreement by reason of his death or "Disability", then the number of Repurchase Shares that would have been released from the Lapsing Repurchase Right at the next proceeding Interval shall be released immediately from the Lapsing Repurchase Right and shall no longer be subject thereto.

6. This Amendment and the Agreement constitute the entire agreement among the Parties with respect to the subject matter herein and therein, and supersede all prior agreements and understandings among the Parties with respect to the subject mater hereof or thereof.

     IN WITNESS HEREOF, the Parties have executed this Amendment.

MabCure Inc.	Clark Wilson LLP

/s/ Itshak Zivan	/s/ Bernard Pinsky
Name: Itshak Zivan	Name: Bernard Pinsky
Title: Director	Title: Lawyer
Date: March 18, 2009	Date: April 2, 2009

Dr. Amnon Gonenne

/s/ Dr. Amnon Gonenne
Date: April 1, 2009